UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

INLAND REAL ESTATE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-28382 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

            On June 2, 2004, Inland Real Estate Corporation, a Maryland corporation (the “Company”), issued a press release announcing that the Company is scheduled to make a corporate presentation on June 8, 2004 at the National Association of Real Estate Investment Trusts’ Institutional Investors Forum, which will take place from June 7 through June 9 in New York City.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 5 disclosure by reference.

            Also on June 2, 2004, the Company announced that it has adopted a Reporting and Non-Retaliation Policy, or “whistleblower” policy, in connection with the Company’s listing on the New York Stock Exchange.  A copy of the Reporting and Non-Retaliation Policy is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in its entirety in this Item 5 disclosure by reference.  In addition, the Reporting and Non-Retaliation Policy is available on the Company’s website at www.inlandrealestate.com in the “Investor Relations” section under the “Corporate Governance” tab.

Item 7.  Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation, dated June 2, 2004
99.2	Reporting and Non-Retaliation Policy of Inland Real Estate Corporation, dated May 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Robert D. Parks
Name:	Robert D. Parks
Title:	President and Chief Executive Officer

Date:  June 3, 2004

exhibit index

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation, dated June 2, 2004
99.2	Reporting and Non-Retaliation Policy of Inland Real Estate Corporation, dated May 28, 2004